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                                                                    Exhibit 10.1


                          OPTICAL SENSORS INCORPORATED
                          EXECUTIVE SEVERANCE PAY PLAN


                                            As Adopted Effective August 16, 1999

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                          OPTICAL SENSORS INCORPORATED
                          EXECUTIVE SEVERANCE PAY PLAN

                                Table of Contents
                                -----------------

                          OPTICAL SENSORS INCORPORATED
                          EXECUTIVE SEVERANCE PAY PLAN

                                                                           Page
                                                                           ----
ARTICLE 1.  Introduction.....................................................1
   1.1.  Plan Name...........................................................1
   1.2.  Plan Type...........................................................1
   1.3.  Plan Purpose........................................................1
ARTICLE 2.  Definitions, Construction and Interpretations....................1
   2.1.  Administrator.......................................................1
   2.2.  Affiliate...........................................................1
   2.3.  Base Pay............................................................2
   2.4.  Board...............................................................2
   2.5.  Cause...............................................................2
   2.6.  Change in Control...................................................3
   2.7.  Code................................................................4
   2.8.  Company.............................................................5
   2.9.  Effective Date......................................................5
   2.10.  Eligible Employee..................................................5
   2.11.  ERISA..............................................................5
   2.12.  Exchange Act.......................................................5
   2.13.  Governing Law......................................................5
   2.14.  Headings...........................................................5
   2.15.  Number and Gender..................................................6
   2.16.  Officers...........................................................6
   2.17.  Person.............................................................6
   2.18.  Plan...............................................................6
   2.19.  Qualifying Termination.............................................6
   2.20.  Release............................................................7
   2.21.  Successor..........................................................8
   2.22.  Termination Date...................................................8
   2.23.  Trust..............................................................8
   2.24.  Trustee............................................................8
ARTICLE 3.  Eligibility for Benefits.........................................8
   3.1.  Eligibility Requirements............................................8
   3.2.  Other Special Benefits..............................................9
ARTICLE 4.  Benefits.........................................................9
   4.1.  Compensation and Benefits Through Termination Date..................9
   4.2.  Cash Payment........................................................9
   4.3.  Limitation on Benefits..............................................9
   4.4.  Gross-Up Payments..................................................10
ARTICLE 5.  Source of Payments; Nature of Interest..........................10
   5.1.  Establishment of Trust.............................................10

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                                Table of Contents
                                -----------------
                                   (continued)
                                                                           Page
                                                                           ----
   5.2.  Source of Payments.................................................10
   5.3.  Status of Plan.....................................................11
   5.4.  Non-assignability of Benefits......................................11
ARTICLE 6.  Administration..................................................11
   6.1.  Plan Administration................................................11
   6.2.  Plan Rules.........................................................11
   6.3.  Administrator's Discretion.........................................11
   6.4.  Specialist's Assistance............................................12
   6.5.  Indemnification....................................................12
   6.6.  Benefit Claims.....................................................12
   6.7.  Disputes...........................................................13
ARTICLE 7.  Miscellaneous...................................................13
   7.1.  Amendment and Termination..........................................13
   7.2.  No Set-off.........................................................14
   7.3.  Taxes..............................................................14
   7.4.  Other Benefits.....................................................14
   7.5.  No Employment Rights Created.......................................14
   7.6.  Successors.........................................................14
   7.7.  Validity...........................................................15
   7.8.  No Mitigation......................................................15
   7.9.  Effect of Plan Benefits on Other Severance Plans...................15
   7.10.  Waiver............................................................15

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                          OPTICAL SENSORS INCORPORATED
                          EXECUTIVE SEVERANCE PAY PLAN

                                   ARTICLE 1.

                                  INTRODUCTION

1.1.     Plan Name.

         The name of the Plan is the "Optical Sensors Incorporated Executive Severance Pay Plan."

1.2.     Plan Type.

         The Plan is an unfunded plan maintained by the Company primarily for the purpose of providing benefits for the Company's employees. The Plan is also intended to be unfunded for tax purposes. The Plan will be construed in a manner that gives effect to such intent.

1.3.     Plan Purpose.

         The purpose of the Plan is to provide Eligible Employees who experience a Qualifying Termination with temporary financial support during their transition to new employment.

                                   ARTICLE 2.

                  DEFINITIONS, CONSTRUCTION AND INTERPRETATIONS

         The definitions and rules of construction and interpretation set forth in this Article 2 apply in construing the Plan unless the context otherwise indicates.

2.1.     Administrator.

         The "Administrator" of the Plan is the Company or the person to whom administrative responsibilities are delegated pursuant to Section 6.1, as the context requires.

2.2.     Affiliate.

         An "Affiliate" is:

         (a) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company; or

         (b) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity's governing body.

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2.3.     Base Pay.

         The "Base Pay" of an Eligible Employee is his or her monthly base salary from the Company at the rate in effect immediately prior to the Change in Control or his or her Termination Date, whichever is greater, disregarding any decrease which constitutes grounds for a Qualifying Termination by the Eligible Employee pursuant to Section 2.18(a)(ii). Base Pay includes only regular cash salary and is determined before any reduction or deduction of any kind.

2.4.     Board.

         The "Board" is the board of directors of the Company. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors of the Company. On and after the date of a Change in Control, any duty of the Board in connection with the Plan is nondelegable and any attempt by the Board to delegate any such duty is ineffective.

2.5.     Cause.

         (a) Subject to Subsection (b), "Cause" with respect to a particular Eligible Employee is any of the following:

                  (i) the Eligible Employee's gross misconduct which is materially and demonstrably injurious to the Company;

                  (ii) the Eligible Employee's willful and continued failure to perform substantially his or her duties with the Company (other than a failure resulting from the Eligible Employee's incapacity due to bodily injury or physical or mental illness) after a demand for substantial performance is delivered to the Eligible Employee by the Chief Executive Officer of the Company (or the Board if the Eligible Employee in question is the Chief Executive Officer of the Company) which specifically identifies the manner in which the Chief Executive Officer or the Board, as the case may be, believes that the Eligible Employee has not substantially performed his or her duties and provides for a reasonable period of time within which the Eligible Employee may take corrective measures; or

                  (iii) the Eligible Employee's conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law (or comparable illegal conduct under the laws of any foreign jurisdiction) which is materially and demonstrably injurious to the Company or which impairs the Eligible Employee's ability to perform substantially his or her duties with the Company.

         (b) An act or failure to act will be considered "gross" or "willful" for this

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                  purpose only if done, or omitted to be done, by the Eligible
                  Employee in bad faith and without reasonable belief that it was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the board of directors or governing body of any Company (or a committee thereof) or based upon the advice of counsel for the Company will be conclusively presumed to be done, or omitted to be done, by the Eligible Employee in good faith and in the best interests of the Company.

2.6.     Change in Control.

         (a) A "Change in Control" is the occurrence of any of the following on or after Effective Date:

                  (i) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions, to any Person;

                  (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (iii) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (a) 20 percent or more, but not more than 50 percent, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the "continuity directors," as defined at Subsection (b), or (b) more than 50 percent of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

                  (iv) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have, solely on account of ownership of securities of the Company at such time, "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing (a) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the

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                           right to vote at elections of directors (regardless
                           of any approval by the continuity directors);

                  (v) the continuity directors cease for any reason to constitute at least a majority the Board; or

                  (vi) a change in control of a nature that is determined by outside legal counsel to the Company, in a written opinion specifically referencing this provision of the Plan, to be required to be reported (assuming such event has not been "previously reported") pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement, as of the effective date of such change in control.

                           The sale, lease, exchange or other transfer, directly
                  or indirectly, of the assets comprising the Company's CapnoProbe Product Line, in one transaction or in a series of related transactions, to any Person shall constituted a Change in Control under Subsection (a)(i).

         (b) For purposes of this section: "continuity director" means any individual who is a member of the Board on Effective Date, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination). For example, if a majority of the six individuals constituting the Board on the Effective Date, approved a proxy statement in which two different individuals were nominated to replace two of the individuals who were members of the Board on Effective Date, upon their election by the Company's shareholders, the two newly elected directors would join the four remaining directors who were members of the Board on Effective Date as continuity directors. Similarly if a majority of those six directors approved a proxy statement in which three different individuals were nominated to replace three other directors who were members of the Board on Effective Date, upon their election by the Company's shareholders, the three newly elected directors would also become, along with the three other directors, continuity directors. Individuals subsequently joining the Board could become continuity directors under the principles reflected in this example.

2.7.     Code.

         The "Code" is the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.

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2.8.     Company.

         The "Company" is Optical Sensors Incorporated or any Successor.

2.9.     Effective Date.

         The "Effective Date" of this Plan is August 16, 1999.

2.10.    Eligible Employee.

         An "Eligible Employee" is an individual who (a) is an employee of the Company on the Effective Date, (b) has a salary grade level of 21 or higher on the Effective Date, (c) is not eligible to receive benefits under any other severance pay plan of the Company, either because such employee was not covered under such plan or such employee waived his or her rights to receive benefits under such plan, and (d) is not a party to a separate written agreement with the Company which by its express terms specifically provides that the employee is not eligible to participate in the Plan. In addition, the Board may, on a case-by-case basis, provide that an employee who is hired after the Effective Date may become an Eligible Employee. Any such decision by the Board with respect to a particular employee applies only to that employee and does not in any way require the Board to provide that any other employee will become an Eligible Employee.

2.11.    ERISA.

         "ERISA" is the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific provision of ERISA includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.12.    Exchange Act.

         The "Exchange Act" is the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act or to any rule or regulation thereunder includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.13.    Governing Law.

         To the extent that state law is not preempted by provisions of ERISA or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of this Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota, without regard to the conflict of laws principles of the State of Minnesota or of any other jurisdiction.

2.14.    Headings.

         The headings of articles and sections are included solely for convenience. If there is a conflict between a heading and the text of the Plan, the text will control.

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2.15.    Number and Gender.

         Whenever appropriate, the singular number may be read as the plural, the plural may be read as the singular and a reference to one gender may be read as a reference to the other.

2.16.    Officers.

         Any reference in this Plan to a particular officer of the Company also refers to the functional equivalent of such officer if the title or responsibilities of that office change.

2.17.    Person.

         A "Person" includes any individual, corporation, partnership, group, association or other "person," as such term is used in section 14(d) of the Exchange Act, other than the Company, any Affiliate or any benefit plan sponsored by the Company or an Affiliate.

2.18.    Plan.

         The "Plan" is the Optical Sensors Incorporated Executive Severance Pay Plan, as amended from time to time.

2.19.    Qualifying Termination.

         (a) Subject to Subsection (b), a "Qualifying Termination" with respect to an Eligible Employee is a complete termination of his or her employment relationship with the Company and all Affiliates on or after the Effective Date:

                  (i) by the Company, whether before or after the occurrence of a Change in Control, for any reason other than Cause, death or disability; or

                  (ii) by the Eligible Employee, within the period beginning on the date of a Change in Control and ending on the last day of the twelfth (12th) month that begins after the month in which the Change in Control occurs or prior to a Change in Control if the circumstance described in this Subsection (a)(ii) was either a condition of the Change in Control or at the request or insistence of a Person related to the Change in Control, due to:

                           (1)      a change in the Eligible Employee's
                                    title(s), status, position(s), authority, duties or responsibilities as in effect at any time during the 90-day period ending on the date of the Change in Control which, in the Eligible Employee's reasonable judgment, is material and adverse, other than such a change caused by an insubstantial and inadvertent action that is remedied by the Company promptly after the Chief Executive Officer of the Company (or the Board if

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                                    the Eligible Employee in question is the
                                    Chief Executive Officer of the Company)
                                    becomes aware of the change;

                           (2) a reduction by the Company in the Eligible Employee's Base Pay, or an adverse change in the form or timing of the payment thereof, as in effect immediately prior to the Change in Control or as thereafter increased;

                           (3) the failure by the Company to cover the Eligible Employee under welfare benefit plans that, in the aggregate, provide substantially similar benefits to the Eligible Employee and/or his or her family and dependents at a substantially similar total cost to the Eligible Employee (e.g., premiums, deductibles, co-pays, out of pocket maximums, required contributions, taxes and the like) relative to the benefits and total costs under the welfare benefit plans in which the Eligible Employee (and/or his or her family or dependents) is participating at any time during the 90-day period immediately preceding the Change in Control;

                           (4) the Company's requiring the Eligible Employee to be based more than 30 miles from where his or her office is located immediately prior to the Change in Control, except for required travel on the Company's business; or

                           (5) the failure of the Company to obtain from any Successor the assent to this Plan contemplated by Section 7.6;

                           (6) the Eligible Employee's termination of employment with the Company for any reason other than death during the month of August 2000.

         (b) An Eligible Employee will not be considered to have experienced a Qualifying Termination pursuant to Subsection
                  (a)(ii) if:

                  (i) the Eligible Employee dies, resigns, retires or otherwise voluntarily terminates employment under any circumstance not described in Subsection (a)(ii);

                  (ii) in connection with a Change in Control, the Eligible Employee becomes an employee of the acquirer or an entity that controls, is controlled by or is under common control with the acquirer; provided, however, that if the Eligible Employee's employment is subsequently terminated under any circumstance described in Subsection (a) such subsequent termination will be a Qualifying Termination.

2.20.    Release.

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         A "Release" is a written instrument, in form prescribed by the Company and signed by the Eligible Employee, under which the Eligible Employee releases the Company, each Affiliate and their respective predecessors and successors, and the directors, officers, employees and agents of each of them, from any and all claims the Eligible Employee may have against any of them by reason of his or her employment or the termination of such employment. The Release will waive all claims the Eligible Employee may have under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, and such other statutes and rules of law as the Company may deem advisable.

2.21.    Successor.

         A "Successor" is any Person that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company's business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company's outstanding securities ordinarily having the right to vote at the election of directors, all or substantially all of its assets or otherwise.

2.22.    Termination Date.

         The "Termination Date" of an Eligible Employee is his or her last day of employment in connection with a Qualifying Termination, without regard to any payments or benefits provided pursuant to the Plan.

2.23.    Trust.

         The "Trust" is the trust or trusts, if any, established by the Company pursuant to Section 5.1.

2.24.    Trustee.

         The "Trustee" is the one or more banks or trust companies that at the relevant time has or have been appointed by the Company to act as trustee of the Trust.

                                   ARTICLE 3.

                            ELIGIBILITY FOR BENEFITS

3.1.     Eligibility Requirements.

         An Eligible Employee is entitled to the benefits provided in Article 4 upon his or her Qualifying Termination; provided, however, that if the Qualifying Termination occurs prior to a Change in Control, the Eligible Employee will be entitled to such benefits only if he or she signs and delivers to the Company a Release and does not rescind the Release within any applicable rescission period. If a Qualifying Termination occurs on or after a Change in Control, the Eligible Employee will be entitled to the benefits provided in
Article 4 and will not be required to execute a Release. In addition, the Company may, on a case-by-case basis, elect not to require a Release in connection with a Qualifying Termination that occurs prior to a Change in Control.

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Any such election by the Company with respect to a particular Eligible Employee applies only to that Eligible Employee and does not in any way limit the Company's right to require any other Eligible Employee to provide the Release.

3.2.     Other Special Benefits.

         The Company may (a) provide severance benefits to any Eligible Employee who is not otherwise entitled to such benefits and (b) provide severance benefits in excess of the amount provided by the Plan to any Eligible Employee who is entitled to benefits under the Plan. In either case, the amount and type of such benefits must be set forth in a written instrument signed on behalf of the Company by its Chief Executive Officer (or a member of the Compensation Committee of the Board if the Eligible Employee in question is the Company's Chief Executive Officer) but will be deemed to be provided pursuant to the Plan. Any special benefit provided to an Eligible Employee pursuant to this Section
3.2 applies only to that Eligible Employee and does not in any way obligate the Company to provide any special benefit to any other Eligible Employee.

                                   ARTICLE 4.

                                    BENEFITS

4.1.     Compensation and Benefits Through Termination Date.

         An Eligible Employee who has a Qualifying Termination will continue to receive his or her compensation and continue to participate in Company benefit plans, programs and arrangements in accordance with their terms through his or her Termination Date. As of the Termination Date, the Eligible Employee will cease to earn any additional compensation and cease to participate in Company benefit plans, programs and arrangements except as otherwise provided by the terms of such plans, programs and arrangements with respect to former employees.

4.2.     Cash Payment.

         (a) Subject to Section 4.3 and 7.3, an Eligible Employee who has a Qualifying Termination and who satisfies the eligibility requirements described in Section 3.1 will receive a cash payment in an amount equal to the Eligible Employee's Base Pay, multiplied by twelve (12).

         (b) The amount determined under Subsection (a) will be paid in a single lump sum within five (5) business days after the expiration of any rescission period arising under applicable law or Plan rule in connection with the Eligible Employee's Release.

4.3.     Limitation on Benefits.

         The amount of benefits to which an Eligible Employee would otherwise be entitled under the Plan with respect to a Qualifying Termination that occurs prior to a Change in Control will be reduced by the full amount of any payments made to satisfy an actual or potential claim of the

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Eligible Employee under the Worker Adjustment and Retraining Notification Act,
29 U.S.C. ss. 2101 et seq. ("WARN"), or a law of any state determined by the Administrator to be similar to WARN. The Administrator will determine how the reduction will be made.

4.4.     Gross-Up Payments.

         Following a Change in Control, the Company will cause its independent auditors promptly to review, at the Company's sole expense, the applicability of Code section 4999 to any payment or distribution of any type by the Company to or for the benefit of an Eligible Employee, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise (the "Total Payments"). If the auditor determines that the Total Payments result in an excise tax imposed by Code section 4999 or any comparable state or local law, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), the Company will make an additional cash payment (a "Gross-Up Payment") to the Eligible Employee within ten days after such determination equal to an amount such that after payment by the Eligible Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Eligible Employee would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, an Eligible Employee's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. If no determination by the Company's auditors is made prior to the time a tax return reflecting the Total Payments is required to be filed by the Eligible Employee, he or she will be entitled to receive from the Company a Gross-Up Payment calculated on the basis of the Excise Tax he or she reported in such tax return, within ten days after the later of the date on which he or she files such tax return or the date on which he or she provides a copy thereof to the Company. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by the Company's independent auditors or reflected in the Eligible Employee's tax return pursuant to this
Section 4.5, the Eligible Employee is entitled to receive from the Company the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority within ten days after he or she notifies the Company of such determination.

                                   ARTICLE 5.

                     SOURCE OF PAYMENTS; NATURE OF INTEREST

5.1.     Establishment of Trust.

         The Company may establish a Trust. The Trust must (a) be a grantor trust with respect to which the Company is treated as grantor for purposes of Code Section 677, (b) not cause the Plan to be funded for purposes of Title I of ERISA and (c) provide that Trust assets will, upon the insolvency of the Company, be used to satisfy claims of the Company's general creditors. The Company may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee.

5.2.     Source of Payments.

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         The Trustee will make payments from the Trust in satisfaction of the
Company's obligations under the Plan in accordance with the terms of the Trust. The Company is responsible for paying any benefits that are not paid from the Trust.

5.3.     Status of Plan.

         Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Eligible Employee, the Eligible Employee's only interest under the Plan being the right to receive the benefits as provided in the Plan. The Trust is established only for the convenience of the Company and no Eligible Employee has any interest in the assets of the Trust. To the extent an Eligible Employee acquires a right to receive benefits under the Plan, such right is no greater than the right of any unsecured general creditor of the Company.

5.4.     Non-assignability of Benefits.

         The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process.

                                   ARTICLE 6.

                                 ADMINISTRATION

6.1.     Plan Administration.

         The Board has the power and authority to construe, interpret and administer the Plan. Prior to the date of a Change in Control, the Board may delegate such power and authority to any committee or individual but such delegation will automatically cease to be effective on the date of a Change in Control. Any such delegation to an officer or employee of the Company will automatically terminate when he or she ceases to be an officer or employee of the Company. Prior to (but not after) the date of a Change in Control, the power and authority of the Board and any individual or committee to whom such power and authority is in whole or in part delegated is discretionary as to all matters.

6.2.     Plan Rules.

         The Administrator has the discretionary power and authority to make such rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such rules.

6.3.     Administrator's Discretion.

         The Administrator has the discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary

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

power and authority, the Administrator will treat all persons determined by the Administrator to be similarly situated in a uniform manner. All acts and decisions of the Administrator made in good faith are binding on all interested persons.

6.4.     Specialist's Assistance.

         The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Company.

6.5.     Indemnification.

         The Company will indemnify and hold harmless, to the extent permitted by law, each director, officer and employee of the Company against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. The Company has the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

6.6.     Benefit Claims.

         An individual whose employment relationship with the Company has terminated and who has not been awarded benefits under the Plan or who objects to the amount of the benefits so awarded may, within 90 days after his or her employment has terminated, file a written request for benefits with the Board. The Board will review such request and will notify the claimant of its decision within 60 days after such request is filed. If the Board denies the claim for benefits, the notice of the denial will contain

         (a)      the specific reason for the denial,

         (b) a specific reference to the provision of the Plan on which denial is based,

         (c) a description of any additional information or material necessary for the person to perfect his or her claim (and an explanation of why such information is material or necessary), and

         (d)      an explanation of the Plan's claim review procedure.

         If the Board determines that a claimant is not eligible for benefits, or if the claimant believes that he or she is entitled to greater or different benefits, the claimant may file a petition for review with the Board within 60 days after the claimant receives the notice issued by the Board. Within 60 days after the Board receives the petition, the Board will give the claimant (and his or her counsel, if any) an opportunity to present his or her position to the Board orally or in writing, and the claimant (or his or her counsel) will have the right to review the pertinent documents. Within 60 days after the hearing (or the

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

         date of receipt of the petition if the claimant presents his or her position in writing) the Board will notify the claimant of its decision in writing, stating the decision and the specific provisions of the Plan on which the decision is based. A claimant must exhaust the procedure described in this Section 6.6 with respect to any claim relating to a Qualifying Termination that occurred prior to a Change in Control before pursuing the claim in any other proceeding.

6.7.     Disputes.

         (a) If an Eligible Employee so elects, any dispute, controversy or claim arising under or in connection with this Plan will be settled exclusively by binding arbitration in Minneapolis, Minnesota in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association, incorporated by referenced herein. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, that an Eligible Employee may seek specific performance of his or her right to receive benefits until the Termination Date during the pendency of any dispute or controversy arising under or in connection with the Plan. If any dispute, controversy or claim for damages relating to a Qualifying Termination that occurs on or after a Change in Control is settled by arbitration, the Company will pay, or if elected by the Eligible Employee, reimburse, all fees, costs and expenses incurred by an Eligible Employee related to such arbitration unless the arbitrator determines that the Eligible Employee's claim was frivolous or advanced by the Eligible Employee in bad faith.

         (b) If an Eligible Employee does not elect arbitration, he or she may pursue all available legal remedies. The Company will pay, or if elected by the Eligible Employee, reimburse each Eligible Employee for, all fees, costs and expenses incurred by such Eligible Employee in connection with any actual, threatened or contemplated litigation relating to a Qualifying Termination that occurs on or after a Change in Control, whether or not initiated by the Eligible Employee, if the Eligible Employee is successful in recovering any benefit under this Plan as a result of such action.

         (c) The Company will not assert in any dispute or controversy with any Eligible Employee arising under or in connection with this Plan on or after a Change in Control the Eligible Employee's failure to exhaust administrative remedies.

                                   ARTICLE 7.

                                  MISCELLANEOUS

7.1.     Amendment and Termination.

         (a) Prior to the date of a Change in Control, the Board may amend the Plan

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

                  from time to time in such respects as the Board may deem advisable; provided, that the effective date of any amendment that adversely affects an Eligible Employee may not be less than one year after the date on which the amendment is approved by the Board and, if a Change in Control occurs prior to the date on which the amendment would otherwise be effective, the amendment automatically will be null and void. On and after the date of a Change in Control, the Plan may be amended with respect to an Eligible Employee only if he or she consents to the amendment in a written instrument signed by the Eligible Employee.

         (b) The Board may terminate the Plan at any time; provided, first, that prior to the date of a Change in Control, the effective date of the termination may not be less than one year after the date on which the termination is approved by the Board; and, second, that the Plan cannot be terminated, and no termination will become effective, within the period beginning on the date of a Change in Control and ending on the last day of the twelfth month that begins after the month in which the Change in Control occurs.

         (c) Any amendment or termination of the Plan must be set forth in a written instrument approved by the Board and signed by at least two officers of the Company.

7.2.     No Set-off.

         The Company has no right to set-off benefits owed under this Plan against amounts owed or claimed to be owed by an Eligible Employee to the Company under this Plan or otherwise.

7.3.     Taxes.

         All benefits to be provided to each Eligible Employee in connection with this Plan will be subject to required withholding of federal, state and local income, excise and employment-related taxes.

7.4.     Other Benefits.

         No amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of the Company unless otherwise expressly provided thereunder.

7.5.     No Employment Rights Created.

         Neither the establishment of or participation in the Plan gives any employee a right to continued employment or limits the right of the Company to discharge, transfer, demote or modify the terms and conditions of employment or otherwise deal with any employee without regard to the effect such action might have on him or her with respect to the Plan.

7.6.     Successors.

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

         The Company will require any Successor to expressly assume and agree to perform the obligations of this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement at least three business days prior to the time a Person becomes a Successor (or where the Company does not have at least three business days' advance notice that a Person may become a Successor, within one business day after having notice that such Person may become or has become a Successor) will constitute Good Reason for termination of an Eligible Employee's employment. A Successor has no rights, authority or power with respect to the Plan prior to a Change in Control.

7.7.     Validity.

         The invalidity or unenforceability of any provision of the Plan does not affect the validity or enforceability of any other provision of the Plan, which will remain in full force and effect.

7.8.     No Mitigation.

         No Eligible Employee will be required to mitigate the amount of any benefits the Company becomes obligated to provide in connection with this Plan by seeking other employment or otherwise and the benefits to be provided in connection with this Plan may not be reduced, offset or subject to recovery by the Company by any benefits an Eligible Employee may receive from other sources.

7.9.     Effect of Plan Benefits on Other Severance Plans.

         An Eligible Employee who receives any payment under the terms of this Plan will not be eligible to receive benefits under any other severance pay plan sponsored or maintained by the Company.

7.10.    Waiver.

         No waiver by the Company of any breach of any obligation of an Eligible Employee arising under or in connection with the Plan or of any condition or requirement which may be imposed on an Eligible Employee under or in connection with the Plan constitutes a waiver of similar or dissimilar obligations, conditions or requirements at the same time or at any prior or subsequent time with respect to the Eligible Employee or any other Eligible Employee.

                                      15